Exhibit 99.1
HOPPER RADIO OF FLORIDA, INC.
AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 2006

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
Year Ended December 31, 2006

INDEPENDENT AUDITORS’ REPORT
To the Shareholders
      of Hopper Radio of Florida, Inc.
          We have audited the accompanying consolidated balance sheet of Hopper Radio of Florida, Inc. and Subsidiaries as of December 31, 2006 and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
          We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hopper Radio of Florida, Inc. and Subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Berkowitz Dick Pollack & Brant
Fort Lauderdale, Florida
September 24, 2007

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
December 31, 2006

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61,701,622
Investments	33,687,827
Accounts receivable, net	31,470,759
Inventories	16,662,639
Prepaid expenses and other current assets	98,792

TOTAL CURRENT ASSETS	143,621,639

RESTRICTED CASH	926,886

PROPERTY AND EQUIPMENT, net	6,415,092

OTHER ASSETS	7,755

TOTAL ASSETS	$150,971,372

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$17,395,519
Accrued liabilities	8,573,346
Current portion of bond payable	270,000
Income taxes payable	3,286,427

TOTAL CURRENT LIABILITIES	29,525,292

LONG-TERM BOND PAYABLE, less current portion	2,950,000

TOTAL LIABILITIES	32,475,292

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, par value $.01 per share, 10,000 shares authorized, 1,000 shares issued and outstanding	10
Additional paid-in capital	1,710,088
Accumulated other comprehensive income	56,145
Retained earnings	116,729,837
Non-controlling interest in Equity	—

TOTAL SHAREHOLDERS’ EQUITY	118,496,080

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$150,971,372

See notes to consolidated financial statements.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
Year ended December 31, 2006

NET SALES	$288,899,618

COST OF SALES	242,657,147

GROSS PROFIT	46,242,471

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	11,039,742

INCOME FROM OPERATIONS	35,202,729

OTHER INCOME (EXPENSE):
Interest income	2,128,579
Interest expense	(257,838)
Other income	93,821

TOTAL OTHER INCOME	1,964,562

INCOME BEFORE INCOME TAX EXPENSE	37,167,291

INCOME TAX EXPENSE	1,959,072

NET INCOME	$35,208,219

See notes to consolidated financial statements.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
Year ended December 31, 2006

			Accumulated
			Other
		Additional Paid-in	Comprehensive		Non-controlling
	Common Stock	Capital	Income	Retained Earnings	interest in Equity	Total
Balance at December 31, 2005	$10	$1,710,088	$70,761	$92,793,750	$—	$94,574,609

Comprehensive income:
Net income for the year				35,208,219	—	35,208,219
Other comprehensive income:
Unrealized gain on securities			113,942			113,942
Translation adjustment			(128,558)			(128,558)

Total comprehensive income						35,193,603

Distributions	—	—	—	(11,272,132)	—	(11,272,132)

Balance at December 31, 2006	$10	$1,710,088	$56,145	$116,729,837	$—	$118,496,080

See notes to consolidated financial statements.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,208,219
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,050,430
Loss on sale of investments	17,389
Loss on disposal of property and equipment	631,502
Changes in assets and liabilities:
Accounts receivable	(1,793,666)
Inventories	6,862,596
Prepaid expenses and other current assets	1,163,317
Restricted cash	(8,260)
Other assets	114,258
Accounts payable	10,772,745
Accrued expenses	(2,991,107)
Income taxes payable	(5,457,196)

TOTAL ADJUSTMENTS	10,362,008

NET CASH PROVIDED BY OPERATING ACTIVITIES	45,570,227

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of investments	9,397,533
Purchase of investments	(27,039,545)
Expenditures for equipment	(1,463,377)

NET CASH USED IN INVESTING ACTIVITIES	(19,105,389)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to shareholders	(11,272,132)
Repayment of bond payable	(250,000)

NET CASH USED IN FINANCING ACTIVITIES	(11,522,132)

Effect of exchange rate changes on cash	(14,616)

NET INCREASE IN CASH AND CASH EQUIVALENTS	14,928,090

CASH AND CASH EQUIVALENTS — BEGINNING OF YEAR	46,773,532

CASH AND CASH EQUIVALENTS — END OF YEAR	$61,701,622

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$57,000

Income tax	$7,120,000

See notes to consolidated financial statements.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Business: Hopper Radio of Florida, Inc. (“Hopper”) and Subsidiaries (the “Company”), are the exclusive importers of Memorex electronic products manufactured for distribution to large retailers and distributors in the United States, Canada, South America and Central America. The Company also imports and distributes certain electronic products under the Disney name pursuant to a licensing agreement. In April 2007, the Company entered into an agreement whereby the Company will be the exclusive importer and distributor of consumer electronic products under brand names associated with MTV Networks.
Basis of Presentation: The consolidated financial statements include the accounts of Hopper and its wholly-owned subsidiary Memcorp, Inc., (“Memcorp”), Memcorp’s wholly-owned subsidiaries Memcorp Asia Limited (“Memcorp Asia”), a Hong Kong Corporation and Hopper Asia Limited (“Hopper Asia”), a Hong Kong Corporation. In addition, Hopper leases the warehouse and office building in which its Florida operations are conducted from BJS Family Limited Partnership (“BJS”). BJS was established for the sole purpose of constructing and leasing a warehouse and office building. Under FASB Interpretation No. 46, BJS is a variable interest entity and Hopper is the primary beneficiary. Therefore, BJS has been included in the consolidated financial statements. The non-controlling interest in the equity of BJS is not significant to the consolidated financial statements as of December 31, 2006. The land and building have a carrying amount of approximately $6,380,000, with related nonrecourse debt of $3,220,000. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and all intercompany account balances and transactions between these companies are eliminated in consolidation.
Use of Estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term are the reserve for sales returns and the allowance for doubtful accounts.
Cash and Cash Equivalents: The Company considers time deposits and other highly liquid investments with original maturities of three months or less to be cash equivalents.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued
NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued
Investments: The Company has classified all of its investments as available for sale securities, which are carried at fair value, with unrealized gains and losses reported as a separate component of shareholders’ equity. Realized gains and losses and declines in value judged to be other than temporary are included in earnings. The specific identification method is used to determine the cost of each security at the time of sale.
Accounts Receivable: In the normal course of business, the Company provides credit to its customers and maintains a reserve for potential credit losses which, when realized, have been within the range of management’s allowance for doubtful accounts. The Company establishes an allowance for uncollectible accounts receivable based on historical experience and any specific customer collection issues that the Company has identified. As of December 31, 2006, the allowance for doubtful accounts amounted to $494,000. The reserve for sales returns amounting to approximately $6,898,000 has been netted against accounts receivable balances at December 31, 2006.
Inventories: Inventories, consisting of electronic equipment products and parts, are stated at the lower of cost (determined on the weighted average cost method) or market. Provisions for obsolete and excess items are recorded as write-downs of inventory in the period identified, and included in cost of sales.
Property and Equipment: Property and equipment is recorded at cost less accumulated depreciation. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets, which range from 3 to 39 years.
The Company continually evaluates long-lived assets based on the net future cash flow expected to be generated from the asset on an undiscounted cash flow basis, after consideration of significant events or changes in circumstances which indicate the recorded balance may not be recoverable. If that analysis indicates that impairment has occurred, the Company measures the impairment based on a comparison of discounted cash flows or fair values, whichever is more readily determinable, to the carrying value of the related asset.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued
NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued
Income Taxes: Hopper and Memcorp have elected S corporation status under the Internal Revenue Code, and accordingly, the shareholders report the taxable income or loss of Hopper and Memcorp in their individual income tax returns. BJS is taxed as a partnership for Federal and State income tax purposes and, accordingly, the payment of income taxes is the obligation of the individual partners. Therefore, no provision for United States income taxes is reflected in the Company’s consolidated financial statements. Memcorp’s wholly-owned subsidiaries Memcorp Asia and Hopper Asia are subject to income taxes in their respective jurisdictions on income earned, as defined in those jurisdictions. There are no foreign temporary differences thus, no deferred taxes have been recorded in the consolidated financial statements.
Fair Value of Financial Instruments: The carrying amounts of cash and cash equivalents, restricted cash, accounts receivable, due from related parties, accounts payable and accrued liabilities approximates fair value due to the short-term nature of these instruments.
Foreign Currency Transactions and Translation: Local currencies are the functional currencies for subsidiaries outside the United States. For operations in local currency environments, assets and liabilities of foreign operations are translated into U.S. dollars at current rates of exchange, and revenues and expenses are translated using weighted average rates. Foreign currency transaction gains and losses have not been significant. The cumulative translation adjustment is included in the Company’s accumulated other comprehensive income in shareholders’ equity.
Accumulated Other Comprehensive Income: Accumulated other comprehensive income amounting to approximately $56,000 as of December 31, 2006, consists of unrealized gains on investment securities amounting to approximately $19,000 and translation adjustments amounting to approximately $37,000.
Revenue Recognition: The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which requires that persuasive evidence of an arrangement exists, shipment has occurred, the sales price is fixed or determinable, and collectibility of the related receivable is reasonably assured. Generally, these criteria are met upon shipment of products and transfer of title and risk of loss to customers. Product sales to certain customers are subject to agreements allowing certain limited rights of return, marketing related rebates and price protection on unsold merchandise. Accordingly, the Company records an allowance for these items, as well as other product returns, in the period of the sale based on contractual terms and historical data.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued
NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—Continued
Shipping and Handling Costs: Shipping and handling costs associated with inbound freight and outbound freight are included in cost of sales. Shipping and handling costs included in cost of sales amounted to approximately $1,866,000 for the year ended December 31, 2006.
Advertising Costs: The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 2006 amounted to approximately $971,000.
NOTE B—INVESTMENTS
At December 31, 2006, the Company’s investments consist of the following:

			Financial	Gross
		Fair	Reporting	Unrealized
	Cost	Value	Basis	Gain
Municipal Bonds — (Note F)	$33,668,643	$33,687,827	$33,687,827	$19,184
The municipal bonds have maturity dates ranging from 2007 to 2038. Proceeds from the sales of investments were approximately $27,040,000 for the year ended December 31, 2006. Gross realized gains on those sales for the year ended December 31, 2006 were approximately $21,400. Gross realized losses on those sales for the year ended December 31, 2006 were approximately $38,800.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued
NOTE C—PROPERTY AND EQUIPMENT
Property and equipment at December 31, 2006 consists of the following:

Building and building improvements	$4,664,745
Land	1,712,000
Computer equipment	482,050
Machinery and equipment	438,397
Tooling equipment	1,165,548
Vehicles	46,335
Furniture and fixtures	175,998

8,685,073
Less: accumulated depreciation	(2,269,981)

$6,415,092

Depreciation expense charged to operations for the year ended December 31, 2006 amounted to approximately $1,050,000.
NOTE D—ACCRUED LIABILITIES
At December 31, 2006, accrued liabilities consist of the following:

Royalties and licensing fees	$3,741,887
Price reduction allowances	599,335
Foreign tax penalties (Note G)	1,032,000
Promotional and advertising customer programs	861,618
Other accruals	2,338,506

$8,573,346

NOTE E—BOND PAYABLE
At December 31, 2006, BJS has a bond payable to a bank in the amount of $3,220,000. The bond matures on June 1, 2015, bears interest based on the taxable lower floater bond rate (approximately 5% at December 31, 2006) and is collateralized by the building. Principal payments are escrowed and made annually while interest is paid monthly.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued
NOTE E—BOND PAYABLE—Continued
The Company is required to maintain cash accounts with the bank and principal payments are escrowed from the Company’s general bank account into a restricted cash account automatically by the bank for annual payment. At December 31, 2006, the balance of the restricted cash account was approximately $127,000.
The maturities of the bond payable for years subsequent to December 31, 2006 are as follows:

2007	$270,000
2008	300,000
2009	300,000
2010	330,000
Thereafter	2,020,000

$3,220,000

NOTE F—LINES OF CREDIT
Hopper: Hopper has a line of credit with a bank that provides for maximum borrowings of $20,000,000 for the opening of import letters of credit. The letters of credit are payable at sight or can be refinanced via acceptances at 30 days sight. Interest on direct borrowings is payable monthly at prime (8.25% at December 31, 2006) plus one percent and is payable on demand. No import letters of credit were open at December 31, 2006 associated with this line of credit.
Hopper has an additional $35,000,000 line of credit with a bank for the opening of trade letters of credit payable at sight. Payments on amounts drawn are due on demand and Hopper pays fees and costs as stipulated by the bank. At December 31, 2006, Hopper had approximately $4,545,000 of open trade letters of credit and $2,947,000 of open standby letters of credit associated with this line of credit. Borrowings under this line of credit are guaranteed by one of the shareholders. At December 31, 2006, approximately $16,423,000 of municipal bonds (Note B) and approximately $2,689,000 of money market funds serve as collateral for this line of credit.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued
NOTE F—LINES OF CREDIT—Continued
Memcorp Asia: Memcorp Asia has a line of credit agreement with a financial institution consisting of an overdraft facility, an import facility and a letter of credit facility. The overdraft facility provides for overdraft protection of approximately $30,000. Interest is payable monthly at the financial institution’s prime rate (8.25% at December 31, 2006) plus one percent. The import facility provides for short-term loans to suppliers for up to 30 days. The maximum amount of loans outstanding under this facility is $1,500,000. Interest on such direct borrowings is payable monthly at the financial institution’s prime rate (8.25% at December 31, 2006). The letter of credit facility provides $2,000,000 for the opening of letters of credit opened on a back-to-back basis. This facility includes certain provisions for commissions that vary depending on the amount of the letters of credit opened. At December 31, 2006, $300,000 of cash on deposit was restricted by the financial institution as collateral against this line of credit.
Memcorp Asia has an on demand short-term line of credit agreement with a financial institution that provides for maximum borrowings of $25,000,000. Borrowings under this agreement bear interest at the United States prime rate (8.25% at December 31, 2006). This credit line is guaranteed by Memcorp and Hopper and provides for the payment of commissions that vary based on the face amount of the letters of credit opened. At December 31, 2006, $500,000 of cash on deposit was restricted by the financial institution as collateral against this line of credit.
At December 31, 2006, there was approximately $2,529,000 of trade letters of credit and $5,900,000 of open standby letters of credit associated with this line of credit.
NOTE G—INCOME TAXES
No provision for United States income taxes is reflected in the consolidated financial statements since Hopper and Memcorp have elected S corporation status under the Internal Revenue Code and BJS is taxed as a partnership for Federal and State income tax purposes.
The Company’s Hong Kong subsidiary was formed for the sole purpose of facilitating the sales of product to customers of the Company’s United States subsidiary directly from Hong Kong. In doing so, the Company’s Hong Kong subsidiary employs sales representatives to conclude trading contracts outside the territorial boundaries of Hong Kong.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued
NOTE G—INCOME TAXES—Continued
Based upon Hong Kong’s territorial tax principal, trading profits derived from sales revenue that is considered sourced outside of Hong Kong will not be subject to Hong Kong profits tax provided that both the purchase and sales contracts are negotiated, signed and executed outside Hong Kong.
During 2004, the Hong Kong Inland Revenue Department (“IRD”) commenced an examination of the Hong Kong subsidiary’s Hong Kong tax filings for the tax years ended March 31, 1998 through 2006. As a result of this examination, the IRD has issued assessments for tax amounting to approximately $14,426,000 relating to certain offshore income and provision for warranty expenses arising in prior years in respect of which the IRD has challenged the tax treatment adopted by the Company’s Hong Kong subsidiary. Through December 31, 2006, the Company has paid approximately $9,938,000 of assessments and subsequent to December 31, 2006, the Company has paid the remaining $4,405,000 of such assessments.
The Company challenged such assessments and during 2007, a settlement was reached amounting to approximately $12,274,000 for taxes and approximately $1,032,000 for penalties. This settlement resulted in the Company receiving a net refund of taxes paid of approximately $2,152,000 in 2007.
The Company has recorded income tax expense amounting to approximately $9,886,000 and penalty expense of approximately $1,032,000 during the year ended December 31, 2005 related to this examination. No accrual of income tax or penalties was recorded in the Company’s Hong Kong subsidiary’s audited statutory financial statements as of and for the year ended March 31, 2006 issued in November 2006. This matter was disclosed in the footnotes to those financial statements.
NOTE H—STOCKHOLDERS’ EQUITY
The total authorized common stock consists of 5,000 shares of Class A Voting Common Stock, par value $.01 per share (10 shares issued and outstanding at December 31, 2006), and 5,000 shares of Class B Non-Voting Common Stock, par value $.01 per share (990 shares issued and outstanding at December 31, 2006). In all respects, except voting rights, Class A Voting Common Stock and Class B Non-Voting Common Stock have equal rights with respect to all distributions and rights upon the liquidation of the Company.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued
NOTE I—COMMITMENTS AND CONTINGENCIES
Agreements: In June 1995, the Company entered into an exclusive agreement to sell and distribute consumer electronic products under the Memorex name through December 31, 2018. This agreement provides that Memcorp purchase products with an aggregate purchase price of at least $150,000,000 in each of the years from 2004 through 2018.
The agreement provides that from the year 2004 through 2018, the minimum yearly purchase requirement shall be adjusted for inflation, based upon the greater of five percent (5%) or the United States Consumer Price Index using 1998 and 2004 as the base years, respectively. If the minimum purchase amounts are not met, the Company is required to pay a percentage of the difference between the minimum purchase amount and the amount purchased. At December 31, 2006, if the yearly purchases are between $100,000,000 and $150,000,000, Hopper is required to pay one and three quarters percent of the difference.
At December 31, 2006, if the yearly purchases are below $100,000,000, Hopper is required to pay two percent of the difference. Total purchases amounted to approximately $162,017,000.
The agreement also provides that the Company must purchase the products at certain specified prices as defined in the agreement that are based on annual purchase volume. Hopper has the right in June of any year to provide notice of cancellation to terminate the agreement.
In July 2002, Hopper entered into an agreement to sell and distribute electronic equipment under the Disney name through March 31, 2005. This agreement required Hopper to pay royalties ranging from 4% to 8% with a minimum royalty guarantee of $2,750,000. The agreement also provided for Hopper to pay certain marketing and development costs. Hopper subsequently negotiated extensions of the agreement through March 2007, at which time the agreement terminated. Under the terms of the amended agreement, Hopper was required to pay royalties averaging 5.5% with a minimum royalty guarantee based on geographical regions. The minimum royalty guarantee was $5,500,000 from April 30, 2005 through September 30, 2006 with no minimum from October 1, 2006 through March 31, 2007. The agreement also provided for Hopper to pay certain marketing and product development costs. Sales of electronic equipment under the Disney name for the year ended December 31, 2006 were approximately $94,702,000 and royalty expense amounted to approximately $6,317,000.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued
NOTE I—COMMITMENTS AND CONTINGENCIES—Continued
In December 2006, the Company entered into an agreement to sell and distribute consumer electronic products under brand names associated with MTV Networks through June 30, 2010. This agreement requires Hopper to pay royalties ranging from 4% to 8% with a minimum royalty guarantee of $2,000,000 payable in three installments as follows: $400,000 on or before June 30, 2008; $600,000 on or before June 30, 2009; and $1,000,000 on or before December 31, 2009. The excess royalties paid in any of the years cannot be credited toward future minimum royalty guarantee amounts. The agreement also provides for Hopper to pay certain marketing and product development costs.
General litigation: The Company is subject to potential claims encountered in the normal course of business. In the opinion of management, the resolution of such claims will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.
NOTE J—EMPLOYEE BENEFIT PLANS
Hopper has established a 401(k) plan (the “Plan”) covering substantially all employees who are at least twenty-one years of age and have completed one full year of service. The Plan allows eligible participants to defer a portion of their current compensation and have these amounts contributed to the Plan on their behalf. The Company provides a matching contribution based upon a percentage of compensation as further defined in the Plan. Hopper may also make discretionary contributions to the Plan as authorized by Hopper’s board of directors. Amounts contributed to the Plan by employees are fully vested when contributed and contributions made by Hopper, if any, vest on a graded schedule as further outlined in the Plan. Contributions made by Hopper during the year ended December 31, 2006 amounted to approximately $6,000.
Memcorp Asia operates a defined contribution plan whose assets are held in an independently administered fund. Contributions are charged to income as they become payable in accordance with the provisions of this plan. Certain of Memcorp Asia’s employees have completed the required number of years of service to Memcorp Asia in order to be eligible for retirement payments under the Hong Kong Employment Ordinance (the “Employment Ordinance”) in the event of the termination of their employment. Accordingly, Memcorp Asia may be required to make certain retirement payments in the event that such termination of employment meets the circumstances specified in the Employment Ordinance.

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued
NOTE J—EMPLOYEE BENEFIT PLANS—Continued
A provision has been recorded based on an estimate of the probable future benefits earned by eligible employees from their service to Memcorp Asia through December 31, 2006 in the event of the termination of their employment.
NOTE K—CONCENTRATIONS
Cash Balances: The Company maintains cash balances at certain financial institutions that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes they are not exposed to any significant credit risk on cash and cash equivalents.
Major Customers: Three customers accounted for approximately 42%, 20% and 10% of total net sales for the year ended December 31, 2006. Three customers accounted for 34%, 21% and 14% of total accounts receivable at December 31, 2006.
Major Suppliers: Three vendors accounted for approximately 26%, 17% and 10% of total purchases for the year ended December 31, 2006. Three vendors accounted for approximately 19%, 13% and 12% of total accounts payable at December 31, 2006. Management does not believe that the Company’s operations would be disrupted by the loss of any of these suppliers.
NOTE L—SUBSEQUENT EVENTS
On May 7, 2007, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Imation Corp. (“Imation”). The Purchase Agreement provides for the acquisition by Imation of certain assets of the Company used in or relating to the sourcing and sale of branded consumer electronics products, principally under the Memorex brand name (the “Memcorp Business”).

HOPPER RADIO OF FLORIDA, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—Continued
NOTE L—SUBSEQUENT EVENTS—Continued
The purchase price for the Memcorp Business is approximately $60 million, consisting of approximately $27.3 million in cash at closing and $37.5 million in promissory notes. In addition, there is a potential earn-out payment three years after closing of up to $20 million dependent on financial performance of the purchased business. With respect to the promissory notes, $30 million will be paid through the issuance of a promissory note payable to the Company in quarterly installments over three years from the closing date, with an interest rate of 6% per annum, and not subject to offset. Payment of the $30 million obligation is further provided for by an irrevocable letter of credit to be issued by Imation. The remaining $7.5 million will be paid through the issuance of a promissory note payable to the Company in a lump sum payment 18 months from the closing date, with an interest rate of 6% per annum, which shall be unsecured and subject to offset to satisfy any claims to indemnification; provided that if an existing obligation of the Company is satisfied prior to the 18-month maturity date, $3.75 million of such note shall be paid in advance of the maturity date, and provided further that if the existing obligation is not satisfied prior to the 18-month maturity date, $3.75 million of such note shall be withheld until such obligation is satisfied or the third anniversary of the closing date, whichever occurs first. The acquired assets and assumed liabilities do not include cash on hand, accounts receivable, accounts payable, accrued liabilities or income taxes payable.
The Company and Imation have made customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants to cause the Company to conduct the Memcorp Business in the ordinary course during the interim period between signing and closing. Among other covenants, the Company has agreed not to compete with the Memcorp Business for three years, and a shareholder and certain key employees of the Company have also agreed not to compete with the Memcorp Business for three years from the termination of their consulting services to Imation. A number of employees of the Memcorp Business also are expected to transfer to Imation upon closing. The acquisition closed during the third quarter of calendar year 2007.